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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 22, 2022
INDIE SEMICONDUCTOR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40481	87-0913788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Journey Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 608-0854
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	INDI	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock for $11.50 per share	INDIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements for Certain Officers

The Board of Directors (the “Board”) of indie Semiconductor, Inc. (the “Company”) previously adopted an amendment to the indie Semiconductor, Inc. 2021 Omnibus Equity Incentive Plan (the “Equity Incentive Plan”), subject to approval by the Company’s stockholders at the Annual Meeting (as such term is defined in Item 5.07 of this Current Report on Form 8-K). As disclosed in Item 5.07 below, the Company’s stockholders approved the Equity Incentive Plan amendment at the Annual Meeting.

The amendment to the Equity Incentive Plan increases the number of shares of the Company’s common stock that may be delivered pursuant to all awards granted under the Equity Incentive Plan by an additional 10,500,000 shares, from 10,368,750 shares to a new maximum aggregate limit of 20,868,750 shares.

One or more committees appointed by the Board administers the Equity Incentive Plan. The administrator of the Equity Incentive Plan has broad authority under the plan to, among other things, select eligible participants and determine the type(s) of award(s) that they are to receive, determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the Equity Incentive Plan include officers or employees of the Company or any of its subsidiaries, members of the Board, and certain consultants and advisors to the Company or any of its subsidiaries. The types of awards that may be granted under the Equity Incentive Plan include, without limitation, options, stock appreciation rights, stock bonuses, restricted stock, performance stock, stock units, performance stock units, dividend equivalents and other forms of awards which are granted or denominated in shares of the Company’s common stock.

The maximum number of shares of the Company’s common stock that may be delivered pursuant to awards granted under the Equity Incentive Plan is equal to 20,868,750 shares. Shares shall be deemed to have been issued under the Equity Incentive Plan solely to the extent actually issued and delivered pursuant to an award. To the extent that an award granted under the Equity Incentive Plan lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any shares of common stock subject to the award shall again be available for the grant of a new award under the Equity Incentive Plan.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Company held its 2022 annual meeting of stockholders (the “Annual Meeting”) on June 22, 2022.

At the Annual Meeting, the stockholders of the Company voted on four proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on May 2, 2022. The voting results for each of these proposals are detailed below.

(i) The stockholders elected each of the following three directors to serve as Class I directors of the Board for a term expiring at the 2025 annual meeting of stockholders and until their respective successors are elected and qualified, by the vote set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Dr. Ichiro Aoki	69,700,637	—	7,242,445	20,406,671
Jeffrey Owens	74,159,926	—	2,783,156	20,406,671
Sonalee Parekh	74,096,793	—	2,846,289	20,406,671

(ii) The stockholders approved an amendment to the Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 10,500,000 shares, by the vote set forth below:

For	Against	Abstain	Broker Non-Votes
72,931,981	3,904,407	106,694	20,406,671

(iii) The stockholders approved the indie Semiconductor, Inc. Employee Stock Purchase Plan, by the vote set forth below:

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For	Against	Abstain	Broker Non-Votes
76,670,074	202,746	70,262	20,406,671

(iv) The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, by the vote set forth below:

For	Against	Abstain	Broker Non-Votes
96,923,509	253,513	172,731	—

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIE SEMICONDUCTOR, INC.

June 28, 2022	By:	/s/ Thomas Schiller
		Name:	Thomas Schiller
		Title:	Chief Financial Officer & EVP of Strategy (Principal Financial Officer)
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